                                                                     EXHIBIT 4.2

                             FIRST MARYLAND BANCORP



                                      TO


                             THE BANK OF NEW YORK

                    a New York banking corporation, Trustee


                                   INDENTURE

                           Dated as of July 13, 1999


        Floating Rate Junior Subordinated Debentures due July 15, 2029

                               TABLE OF CONTENTS

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions............................................   1
             Act....................................................   2
             Additional Interest....................................   2
             Affiliate..............................................   2
             Asset Declaration......................................   2
             Asset Property Trustee.................................   2
             Asset Trust............................................   2
             Asset Trust Common Securities..........................   2
             Asset Trust Preferred Guarantee........................   2
             Asset Trust Preferred Securities.......................   2
             Authenticating Agent...................................   2
             Board of Directors.....................................   2
             Board Resolution.......................................   2
             Business Day...........................................   2
             Calculation Agent......................................   3
             Capital Administrator..................................   3
             Capital Declaration....................................   3
             Capital Property Trustee...............................   3
             Capital Special Event..................................   3
             Capital Trust..........................................   3
             Capital Trust Common Securities........................   3
             Capital Trust Guarantee................................   3
             Capital Trust Preferred Securities.....................   3
             Central Bank of Ireland................................   3
             Closing Date...........................................   3
             Commission.............................................   3
             Company................................................   3
             Company Request........................................   4
             Company Order..........................................   4
             Corporate Trust Office.................................   4
             Covenant Defeasance....................................   4
             Creditor...............................................   4
             Debenture Investment Company Event.....................   4
             Debenture Regulatory Capital Event.....................   4
             Debenture Special Event................................   4
             Debenture Tax Event....................................   4
             Debentures.............................................   5
             Defaulted Interest.....................................   5
             Determination Date.....................................   5
             Direct Action..........................................   5

             Event of Default.......................................   5
             Exchange Act...........................................   5
             Exchange Offer.........................................   5
             Extension Period.......................................   5
             Federal Reserve........................................   5
             Holder.................................................   5
             Indebtedness...........................................   5
             Indenture..............................................   6
             Initial Purchaser......................................   6
             Institutional Accredited Investor......................   6
             Interest Payment Date..................................   6
             Interest Period........................................   6
             Legal Defeasance.......................................   6
             LIBOR..................................................   6
             London Business Day....................................   7
             Maturity...............................................   7
             Offering Memorandum....................................   8
             Officers' Certificate..................................   8
             Opinion of Counsel.....................................   8
             Outstanding............................................   8
             Outstanding Trust Preferred Securities Issuances.......   9
             Paying Agent...........................................   9
             Person.................................................   9
             Predecessor Debenture..................................   9
             Qualified Institutional Buyer..........................   9
             QIB....................................................   9
             Redemption Date........................................   9
             Redemption Price.......................................   9
             Registration Rights Agreement..........................   9
             Regular Record Date....................................   9
             Regulatory Approval....................................   9
             Responsible Officer....................................   9
             Restricted Security....................................  10
             Rule 144A..............................................  10
             Securities Act.........................................  10
             Security Register......................................  10
             Security Registrar.....................................  10
             Series A Debentures....................................  10
             Series B Debentures....................................  10
             Special Record Date....................................  10
             Stated Maturity........................................  10
             Subsidiary.............................................  10
             Trust Indenture Act....................................  10
             Trustee................................................  11
             U.S. Government Obligations............................  11
             Vice President.........................................  11

SECTION 102. Compliance Certificates and Opinions...................  11
SECTION 103. Form of Documents Delivered to Trustee.................  11
SECTION 104. Acts of Holders; Record Dates..........................  11
SECTION 105. Notices, Etc. to Trustee and the Company...............  12
SECTION 106. Notice to Holders; Waiver..............................  13
SECTION 107. Conflict With Trust Indenture Act......................  13
SECTION 108. Effect of Headings and Table of Contents...............  13
SECTION 109. Separability Clause....................................  13
SECTION 110. Benefits of Indenture..................................  14
SECTION 111. GOVERNING LAW..........................................  14
SECTION 112. Legal Holidays.........................................  14

                                  ARTICLE TWO

                                 SECURITY FORMS

                                 ARTICLE THREE

                                 THE DEBENTURES

SECTION 301. Title and Terms........................................  15
SECTION 302. Denominations..........................................  16
SECTION 303. Execution, Authentication, Delivery and Dating.........  16
SECTION 304. Temporary Debentures...................................  17
SECTION 305. Registration; Registration of Transfer and Exchange....  17
SECTION 306. Mutilated, Destroyed, Lost and Stolen Debentures.......  18
SECTION 307. Payment of Interest; Interest Rights Preserved.........  19
SECTION 308. Persons Deemed Owners..................................  20
SECTION 309. Cancellation...........................................  20
SECTION 310. Computation of Interest................................  21
SECTION 311. Right of Set-off.......................................  21
SECTION 312. CUSIP Numbers..........................................  21
SECTION 313. Restrictive Legend.....................................  21

                                  ARTICLE FOUR

                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 401. Satisfaction and Discharge of Indenture................  23
SECTION 402. Legal Defeasance.......................................  24
SECTION 403. Covenant Defeasance....................................  24
SECTION 404. Conditions to Legal Defeasance or Covenant Defeasance..  25
SECTION 405. Application of Trust Money.............................  26
SECTION 406. Indemnity for U.S. Government Obligations..............  26

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501. Events of Default....................................................................  26
SECTION 502. Acceleration of Maturity; Rescission and Annulment...................................  27
SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee......................  28
SECTION 504. Trustee may File Proofs of Claim.....................................................  28
SECTION 505. Trustee may Enforce Claims Without Possession of Debentures..........................  29
SECTION 506. Application of Money Collected.......................................................  29
SECTION 507. Limitation on Suits..................................................................  29
SECTION 508. Unconditional Right of Holders to Receive Principal and  Interest;
               Capital Trust Preferred Securities Holders' Rights.................................  30
SECTION 509. Restoration of Rights and Remedies...................................................  31
SECTION 510. Rights and Remedies Cumulative.......................................................  31
SECTION 511. Delay or Omission not Waiver.........................................................  31
SECTION 512. Control by Holders...................................................................  31
SECTION 513. Waiver of Past Defaults..............................................................  32
SECTION 514. Undertaking for Costs................................................................  32
SECTION 515. Waiver of Stay or Extension Laws.....................................................  32

                                  ARTICLE SIX

                                    TRUSTEE

SECTION 601. Certain Duties and Responsibilities..................................................  33
SECTION 602. Notice of Defaults...................................................................  33
SECTION 603. Certain Rights of Trustee............................................................  33
SECTION 604. Not Responsible for Recitals or Issuance of Debentures...............................  35
SECTION 605. Trustee and Other Agents may Hold Debentures.........................................  35
SECTION 606. Money Held in Trust..................................................................  35
SECTION 607. Compensation; Reimbursement; and Indemnity...........................................  35
SECTION 608. Disqualification; Conflicting Interests..............................................  36
SECTION 609. Corporate Trustee Required; Eligibility..............................................  36
SECTION 610. Resignation and Removal; Appointment of Successor....................................  37
SECTION 611. Acceptance of Appointment by Successor...............................................  38
SECTION 612. Merger, Conversion, Consolidation or Succession to Business..........................  38
SECTION 613. Preferential Collection of Claims Against Company....................................  38

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders............................  39
SECTION 702. Preservation of Information; Communications to Holders...............................  39
SECTION 703. Reports by Trustee...................................................................  39
SECTION 704. Reports by Company...................................................................  40

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, etc., only on Certain Terms..............................     40
SECTION 802. Successor Person Substituted......................................................     41

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders................................     41
SECTION 902. Supplemental Indentures With Consent of Holders...................................     42
SECTION 903. Execution of Supplemental Indentures..............................................     43
SECTION 904. Effect of Supplemental Indentures.................................................     43
SECTION 905. Conformity With Trust Indenture Act...............................................     43
SECTION 906. Reference in Debentures to Supplemental Indentures................................     43

                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001. Payment of Principal and Interest................................................     44
SECTION 1002. Maintenance of Office or Agency..................................................     44
SECTION 1003. Money for Debenture Payments to be Held in Trust.................................     44
SECTION 1004. Statements by Officers as to Default.............................................     45
SECTION 1005. Existence........................................................................     45
SECTION 1006. Maintenance of Properties........................................................     46
SECTION 1007. Payment of Taxes and Other Claims................................................     46
SECTION 1008. Waiver of Certain Covenants......................................................     46
SECTION 1009. Payment of Capital Trust's and Asset Trust's Costs and Expenses and Taxes........     47
SECTION 1010. Restrictions on Payments and Distributions.......................................     47

                                 ARTICLE ELEVEN

                          SUBORDINATION OF SECURITIES

SECTION 1101. Debentures Subordinate to Indebtedness...........................................     48
SECTION 1102. Default on Indebtedness..........................................................     49
SECTION 1103. Prior Payment of Indebtedness Upon Acceleration of Debentures....................     49
SECTION 1104. Liquidation; Dissolution; Bankruptcy.............................................     50
SECTION 1105. Subrogation......................................................................     51
SECTION 1106. Trustee to Effectuate Subordination..............................................     52
SECTION 1107. Notice by the Company............................................................     52
SECTION 1108. Rights of the Trustee; Holders of Indebtedness...................................     53
SECTION 1109. Subordination May Not Be Impaired................................................     53

                                 ARTICLE TWELVE

                            REDEMPTION OF SECURITIES

SECTION 1201. Optional Redemption; Conditions to Optional Redemption...........................     54
SECTION 1202. Applicability of Article.........................................................     54
SECTION 1203. Election to Redeem; Notice to Trustee............................................     54
SECTION 1204. Selection by Trustee of Debentures to be Redeemed................................     55
SECTION 1205. Notice of Redemption.............................................................     55
SECTION 1206. Deposit of Redemption Price......................................................     56
SECTION 1207. Debentures Payable on Redemption Date............................................     56
SECTION 1208. Debentures Redeemed in Part......................................................     56

                            CROSS REFERENCE SECTION
                            -----------------------

Trust Indenture Act Section                                                                   Indenture Section
---------------------------                                                                   -----------------
Section 310(a)(1)..........................................................................                 609
           (a)(2)..........................................................................                 609
           (a)(3)..........................................................................      Not Applicable
           (a)(4)..........................................................................      Not Applicable
           (b).............................................................................            608, 610
Section 311(a).............................................................................                 613
           (b).............................................................................                 613
Section 312(a).............................................................................                 701
           (b).............................................................................              702(b)
           (c).............................................................................              702(c)
Section 313(a).............................................................................              703(a)
           (a)(4)..........................................................................           101, 1004
           (b).............................................................................              703(a)
           (c).............................................................................              703(a)
           (d).............................................................................              703(b)
Section 314(a).............................................................................                 704
           (b).............................................................................      Not Applicable
           (c)(1)..........................................................................                 102
           (c)(2)..........................................................................                 102
           (c)(3)..........................................................................      Not Applicable
           (d).............................................................................      Not Applicable
           (e).............................................................................                 102
Section 315(a).............................................................................                 601
           (b).............................................................................                 602
           (c).............................................................................                 601
           (d).............................................................................                 601
           (e).............................................................................                 514
Section 316(a).............................................................................                 101
           (a)(1)(A).......................................................................                 502
           (a)(1)(B).......................................................................                 513
           (a)(2)..........................................................................      Not Applicable
           (b).............................................................................                 508
           (c).............................................................................              104(c)
Section 317(a)(1)..........................................................................                 503
           (a)(2)..........................................................................                 504
           (b).............................................................................                1003
Section 318(a).............................................................................                 107

     This INDENTURE is dated as of July 13, 1999, between FIRST MARYLAND BANCORP, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), having its principal office at 25 South Charles Street, Baltimore, Maryland 21201 and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee").

                                  WITNESSETH:

     For and in consideration of the premises and the purchase of the Debentures (as defined below) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101.  Definitions.

     For all purposes of this Indenture, except as expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and the masculine as well as the feminine;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (5) a reference to any Person shall include its successor and assigns;

          (6) a reference to any agreement or instrument shall mean such agreement or instrument as supplemented, modified, amended or amended and restated and in effect from time to time;

          (7) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation; and

          (8) a reference to any particular rating category shall be deemed to include any corresponding successor category, or any corresponding rating category issued by a successor or subsequent rating agency.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Interest" has the meaning specified in Section 307.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Declaration" means the Amended and Restated Declaration of Trust of Asset Trust, dated as of July 13, 1999, as amended, modified or supplemented from time to time, among the administrators and the trustees of Asset Trust named therein, the Company, as sponsor, and the holders of undivided beneficial ownership interests in the assets of Asset Trust.

          "Asset Property Trustee" has the meaning set forth in the Asset Declaration.

          "Asset Trust" means Allfirst Preferred Asset Trust, a statutory business trust declared and established pursuant to the Delaware Business Trust Act.

          "Asset Trust Common Securities" has the meaning set forth in the Asset Declaration.

          "Asset Trust Preferred Guarantee" means the Asset Trust Preferred Guarantee Agreement entered into by the Company, as guarantor, for the benefit of the holders of the Asset Trust Preferred Securities.

          "Asset Trust Preferred Securities" has the meaning set forth in the Asset Declaration.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Debentures.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board as the context requires.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or the Executive Committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or The City of Baltimore, Maryland are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, the principal office of the Capital Property Trustee (but only if the Asset Trust Preferred Securities are held by the Capital Property Trustee), or the principal office of the Asset Property Trustee is closed for business.

          "Calculation Agent" means any Person authorized by the Company to determine the interest rate of the Debentures, which initially shall be The Bank of New York.

          "Capital Administrator" has the meaning specified in the Capital Declaration.

          "Capital Declaration" means the Amended and Restated Declaration of Trust of the Capital Trust, dated as of July 13, 1999, as amended, modified or supplemented from time to time, among the trust administrators and the trustees of the trust named therein, the Company, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of Capital Trust.

          "Capital Property Trustee" has the meaning set forth in the Capital Declaration.

          "Capital Special Event" has the meaning set forth in the Capital Declaration.

          "Capital Trust" means Allfirst Preferred Capital Trust, a statutory business trust declared and established pursuant to the Delaware Business Trust Act.

          "Capital Trust Common Securities" has the meaning specified in the Capital Declaration.

          "Capital Trust Guarantee" means the Capital Trust Guarantee Agreement entered into by the Company, as guarantor, for the benefit of the holders of the Capital Trust Common Securities and the Capital Trust Preferred Securities.

          "Capital Trust Preferred Securities" has the meaning specified in the Capital Declaration.

          "Central Bank of Ireland"{ means the Central Bank of Ireland or any successor thereto.

          "Closing Date" means July 13, 1999.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Corporate Trust Office" means the principal office of the Trustee in the City of New York, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286,
     Attention: Corporate Trust Administration.

          "Covenant Defeasance" has the meaning specified in Section 403.

          "Creditor" has the meaning set forth under Section 1009.

          "Debenture Investment Company Event" means that the Company shall have requested and received an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of the Offering Memorandum of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), Asset Trust is or will be considered an investment company which is required to be registered under the Investment Company Act.

          "Debenture Regulatory Event" shall occur at any time that the Company becomes, or under law or regulation or any rules, guidelines or policies of the Federal Reserve or the Central Bank of Ireland or any official administrative announcement or decision interpreting these laws, regulations, rules, policies or guidelines, will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the Capital Trust Preferred Securities or the Asset Trust Preferred Securities would not qualify, disregarding any Tier 1 category limits, for treatment as (1) Tier 1 capital for the Company as a bank holding company or its then equivalent or (2) consolidated Tier 1 capital for Allied Irish Banks p.l.c.

          "Debenture Special Event" means a Debenture Investment Company Event, a Debenture Regulatory Event or a Debenture Tax Event.

          "Debenture Tax Event" means that the Company shall have requested and received an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been: (i) an amendment to, change in or announced proposed change in the laws, or any regulations under those laws of the United States or any political subdivision or taxing authority of that jurisdiction; (ii) a judicial decision interpreting, applying, or clarifying these laws or regulations;
     (iii) an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or (iv) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries,

     Asset Trust, or Capital Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, the Asset Trust Preferred Securities or the Capital Trust Preferred Securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of the Offering Memorandum (collectively a "Tax Event"), which Tax Event relates to any of the items described in (a) through (c) below, and that following the occurrence of any Tax Event there is more than an insubstantial risk that: (a) Asset Trust is, or will be, subject to United States Federal income tax with respect to income accrued or received on the Debentures; (b) Asset Trust is, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges; or (c) interest payable by the Company with respect to the Debentures is not, or will not be, deductible by the Company for United States Federal income tax purposes.

          "Debentures" means, collectively, the Series A Debentures and the Series B Debentures.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Deferred Interest" means interest that accrues on the Debentures during an Extension Period, other than interest that accrues during the last quarterly period of such Extension Period.

          "Determination Date" means, with respect to any Interest Period, the date that is two London Business Days prior to the first day of such Interest Period.

          "Direct Action" has the meaning specified in Section 508.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor legislation.

          "Exchange Offer" has the meaning specified in the Capital Declaration.

          "Extension Period" has the meaning specified in Section 301.

          "Federal Reserve" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "Holder" means a Person in whose name a Debenture is registered in the Security Register.

          "Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed, (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments of the Company, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company,
     (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services, including trade accounts payable or accrued liabilities arising in the ordinary course of business, (v) every capital lease obligation of the Company, (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts, options and swaps and similar arrangements, and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that "Indebtedness" shall not include (a) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Debentures, (b) any Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, or (c) Indebtedness of the Company to any employee.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Initial Purchaser" means Lehman Brothers Inc.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as the term is defined in Rule 501(a)(1), (2), (3) or
     (7) under the Securities Act.

          "Interest Payment Date", when used with respect to any installment of interest on a Debenture, has the meaning specified in Section 301. "Interest Period" means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date to but excluding such Interest Payment Date, or in the case of the initial Interest Period, the period from the Closing Date to but excluding the initial Interest Payment Date.

          "Legal Defeasance" has the meaning specified in Section 402.

          "LIBOR" means, with respect to an interest period relating to an Interest Payment Date (in the following order of priority):

               (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

          (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

          (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market of the Company's selection to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

          (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks of the Company's selection to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

          (v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the Interest Period immediately preceding such current Interest Period.

          If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

     "London Business Day" means any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets, are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

     "Maturity", when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity (which may be extended as therein or herein provided) or by declaration of acceleration, call for redemption or otherwise; provided that Regulatory Approval is a condition precedent to any Maturity.

          "Offering Memorandum" has the meaning specified in the Capital Declaration.

          "Officers' Certificate"' means a certificate signed on behalf of the Company by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (a) a statement that each officer signing the Officers' Certificate on behalf of the Company has read the covenant or condition and the definitions relating thereto;

               (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (and who may be an employee of the Company). An opinion of counsel may rely on certificates as to matters of fact. "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures authenticated and delivered under this Indenture, except: (i) Debentures cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Debentures for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holder of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Debentures which have been paid pursuant to Section 306, or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company; provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Debentures are present at a meeting of holders of Debentures for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Debentures held for the account of the Company, any of its subsidiaries or any of its affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

          "Outstanding Trust Preferred Securities Issuances" means (i) the $150,000,000 aggregate liquidation amount of Floating Rate Subordinated Capital Income Securities issued by First Maryland Capital I and (ii) the $150,000,000 aggregate liquidation amount of Floating Rate Subordinated Capital Income Securities issued by First Maryland Capital II.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Debentures on behalf of the Company.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Redemption Date", when used with respect to any Debentures to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Debentures to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" has the meaning specified in the Declaration.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the first day of the month of the relevant Interest Payment Date.

          "Regulatory Approval" means prior consent by the Federal Reserve and the Central Bank of Ireland.

          "Responsible Officer", when used with respect to the Trustee, means any Vice President, any Assistant Secretary, any Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) of the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Series A Debentures" means the Floating Rate Junior Subordinated Debentures due July 15, 2029, Series A, issued under this Indenture and to be held by the Holder thereof until exchanged for the Series B Debentures in connection with the Exchange Offer.

          "Series B Debentures" means the Floating Rate Junior Subordinated Debentures due July 15, 2029, Series B, issued under this Indenture and exchanged for the Series A Debentures in connection with the Exchange Offer.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity", when used with respect to any Debenture or any installment of interest thereon, means the date specified herein or in such Debenture as the date on which the principal, together with any accrued and unpaid interest, of such Debenture or such installment of interest is scheduled to be due and payable; provided, however, that if Regulatory Approval for any payment of principal or interest at Stated Maturity is required and has been refused, then Stated Maturity means the first Interest Payment Date immediately following the date, if any, on which Regulatory Approval for such payment has been obtained.

          "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "U.S. Government Obligations" has the meaning specified in Section
     404.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     SECTION 102.  Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

     SECTION 103.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104.  Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee at the address specified in Section 105 and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 15th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be.

          With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Debentures shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

     SECTION 105.  Notices, Etc. to Trustee and the Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 106.  Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by telecopier or overnight air courier guaranteeing next day delivery.

     SECTION 107.  Conflict With Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as to modified or so be excluded, as the case may be.

     SECTION 108.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 109.  Separability Clause.

     In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 110.  Benefits of Indenture.

     Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Indebtedness, the holders of Capital Trust Preferred Securities (to the extent provided herein), the holders of the Asset Trust Preferred Securities (to the extent provided herein) and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 111.  GOVERNING LAW.

     THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

     SECTION 112.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business
Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                  ARTICLE TWO

                                SECURITY FORMS

     The Series A Debentures in definitive form (whether issued at the initial Closing Date or a subsequent Closing Date) and the Series B Debentures in definitive form shall be in the form attached hereto as Exhibit A; provided, that the Series B Debentures shall not contain a Restricted Securities Legend.

     The Debentures shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

     The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these or other methods, all as determined by the officers of the Company executing such Debentures, as evidenced by their execution of such Debentures.

                                 ARTICLE THREE

                                THE DEBENTURES

     SECTION 301.  Title and Terms.

     The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

     The Debentures' Stated Maturity shall be July 15, 2029; provided, that the Company must receive Regulatory Approval to pay the principal of, and accrued interest on, the Debentures at Stated Maturity.

     The Debentures shall bear interest at a variable per annum rate equal to LIBOR plus 1.43%, from the Closing Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on the 15th day of January, April, July and October of each year, commencing October 15, 1999 (each, an "Interest Payment Date"), until the principal thereof is paid or made available for payment. Interest will compound quarterly and will accrue at a variable per annum rate equal to LIBOR plus 1.43% to the extent permitted by applicable law, on any interest installment in arrears for more than one quarterly period or during an extension of an interest payment period as set forth below in this Section 301. In the event that any date on which interest is payable on the Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if that Business Day falls in the next succeeding calendar year, the relevant payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date.

     The Company shall have the right, at any time during the term of the Debentures, from time to time, to defer payment of interest on the Debentures (an "Extension Period") provided that no Extension Period may be terminated without any required Regulatory Approval or extend past the Stated Maturity of the principal of the Debentures. There may be multiple Extension Periods of varying lengths during the term of the Debentures. At the end of each Extension Period, if any, the Company shall pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly at the rate specified on such Debentures to the extent permitted by applicable law. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that no Extension Period may exceed 20 quarterly periods (unless the Company has not received Regulatory Approvals to terminate such Extension Period) or extend beyond the Stated Maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period. If the Company is unable to terminate an Extension Period due to the failure to obtain Regulatory Approval, such Extension Period shall terminate on the first Interest Payment Date following the date, if any, on which Regulatory Approval for such termination has been obtained.

     The Company shall give the Trustee written notice of its election of an Extension Period at least one Business Day prior to the record date for the related interest payment. Notwithstanding the Company's failure to give such notice for any period, the failure to pay any interest payment in full on any Interest Payment Date automatically will be deemed an election by the Company to defer the interest payment due on that Interest Payment Date.

     The Trustee shall promptly give notice of the Company's election, or deemed election, as the case may be, of an Extension Period to the Asset Property Trustee.

     The principal of and interest on the Debentures shall be payable in accordance with the terms of this Indenture at the office or agency of the Paying Agent in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days prior to the relevant record date by the Person entitled thereto as specified in the Security Register.

     The Debentures shall be subordinated in right of payment to Indebtedness as provided in Article Eleven.

     The Debentures shall be redeemable as provided in Article Twelve.

     SECTION 302.  Denominations.

     The Debentures shall be issuable only in registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 303.  Execution, Authentication, Delivery and Dating.

     The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Debentures may be manual or facsimile.

     Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

     In the event that the Company elects to issue additional Debentures hereunder, the Company shall deliver to the Trustee, in the manner provided under the following paragraph, duly executed Debentures and a Company Order, together with such Officers' Certificates, Board Resolutions and Opinions of Counsel (in each case in substantially the form delivered at the initial Closing
Date), as are required for the issuance of Debentures under this Indenture.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Debentures as provided in this Indenture and not otherwise.

     Each Debenture shall be dated the date of its authentication.

     No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

     SECTION 304.  Temporary Debentures.

     Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

     If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

     SECTION 305.  Registration; Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

     Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount.

     At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debentures which the Holder making the exchange is entitled to receive.

     All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

     Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Sections 304, 906 or 1208 not involving any transfer.

     If the Debentures are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Debentures selected for redemption under Section 1204 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

     SECTION 306.  Mutilated, Destroyed, Lost and Stolen Debentures.

     If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, subject to the preceding paragraph, pay such Debenture instead of issuing a new Debenture.

     Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

     SECTION 307.  Payment of Interest; Interest Rights Preserved.

     Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clauses (a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue which, which were carried by such other Debenture.

     Deferred Interest shall not constitute Defaulted Interest. In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest ("Additional Interest") shall become payable in respect of the Debentures as specified therein.

     SECTION 308.  Persons Deemed Owners.

     Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and (subject to Section
307) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 309.  Cancellation.

     All Debentures surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of as directed by a Company Order, provided, however, that the Trustee may but shall not be required to destroy such Debentures.

     SECTION 310.  Computation of Interest.

     The Company shall appoint a Calculation Agent, which may be the Trustee, to determine LIBOR as of the Determination Date for each quarterly interest period and to calculate the interest rate and the amount of interest due for each such interest period. Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the interest rate for each interest period shall be final and binding on the holders of the Debentures.

     The amount of interest on the Debentures payable for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed during that period.

     SECTION 311.  Right of Set-off.

     Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Asset Trust Guarantee or Capital Trust Guarantee.

     SECTION 312.  CUSIP Numbers.

     The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

     SECTION 313.  Restrictive Legend.

     (a) Each definitive Debenture that constitutes a Restricted Security shall bear the following legend (the "Restricted Securities Legend") on the face thereof until two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Debentures (or any predecessor thereto) (the "Resale Restriction Termination Date"), unless otherwise agreed by the Company and the Holder thereof:

          "THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT AMONG FIRST MARYLAND BANCORP, ALLFIRST PREFERRED ASSET TRUST, ALLFIRST PREFERRED CAPITAL TRUST ("ALLFIRST CAPITAL TRUST") AND LEHMAN BROTHERS INC. DATED JULY 9, 1999 (THE "REGISTRATION RIGHTS AGREEMENT"). FIRST MARYLAND BANCORP WILL PROVIDE A COPY OF THE REGISTRATION RIGHTS AGREEMENT TO A HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO ALLFIRST CAPITAL TRUST AT ITS PRINCIPAL PLACE OF BUSINESS.

          THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS TRUST PREFERRED SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRST MARYLAND BANCORP OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF THIS DEBENTURE) ONLY (A) TO FIRST MARYLAND BANCORP,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS DEBENTURE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WHEN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS DEBENTURE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
     (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THE HOLDER OF THIS DEBENTURE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT,

     UNTIL EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS DEBENTURE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(o) UNDER THE SECURITIES ACT."

     Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon satisfaction of the requirements of Section 313(b) and surrender of such Debenture for exchange to the Security Registrar in accordance with the provisions of this Section 313, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 313(a).

     (b) Upon any sale or transfer of any Restricted Security (i) that is effected pursuant to an effective registration statement under the Securities Act or (ii) in connection with which the Trustee receives certificates and other information (including an opinion of counsel, if requested) reasonably acceptable to the Company and the Trustee to the effect that such security will no longer be subject to the resale restrictions under federal and state securities laws, then, the Security Registrar or co-Registrar shall permit the holder thereof to exchange such Restricted Security for a Debenture that does not bear the legend set forth in Section 313(a), and shall rescind any such restrictions on transfer. In addition, any Debenture (or Debenture issued in exchange or substitution therefor) as to which the restrictions on transfer described in the legend set forth in Section 313(a) have expired by their terms, may, upon surrender thereof (in accordance with the terms of this Indenture) together with such certifications and other information (including an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and the Trustee and in a form acceptable to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 or such successor provision) acceptable to the Company and the Trustee as either of them may reasonably require, be exchanged for a new Debenture or Debentures of like tenor and aggregate principal amount, which shall not bear the restrictive legends set forth in Section 313(a).

                                 ARTICLE FOUR

                    SATISFACTION AND DISCHARGE; DEFEASANCE

     SECTION 401.  Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on written demand of and at the expense of the Company, shall execute instruments supplied by the Company acknowledging satisfaction and discharge of this Indenture, when (1) either (A) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or (B) all such Debentures not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and of the expense, of the Company and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Maturity or Redemption Date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under
Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

     SECTION 402.  Legal Defeasance.

     In addition to discharge of this Indenture pursuant to Section 401, in the case of any Debentures with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), the Company shall be deemed to have paid and discharged the entire indebtedness on all the Debentures as provided in this Section on and after the date the conditions set forth in
Section 404 are satisfied, and the provisions of this Indenture with respect to the Debentures shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Debentures, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii) maintenance of a Paying Agent, (iv) rights of Holders of Debentures to receive, solely from the trust fund described in subparagraph (a) of Section 404, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (v) the rights, obligations, duties and immunities of the Trustee hereunder, (vi) this Section 402 and (vii) the rights of the Holders of Debentures as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) (hereinafter called "Legal Defeasance"), and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging the same.

     SECTION 403.  Covenant Defeasance.

     In the case of any Debentures with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), (x) the Company shall be released from its obligations under any covenants specified in or pursuant to this Indenture (except as to (i) rights of registration of transfer and exchange of Debentures, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii) maintenance of a Paying Agent, (iv) rights of Holders of Debentures to receive, from the Company pursuant to Section 1001, payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (v) the rights, obligations, duties and immunities of the Trustee hereunder and (vi) the rights of the Holders of Debentures as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (y) the occurrence of any event specified in Section 501(c) (with respect to any of the covenants specified in or pursuant to this Indenture) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Debentures as provided in this Section on and after the date the conditions set forth in Section 404 are satisfied (hereinafter called "Covenant Defeasance"), and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 501(c)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Debentures shall be unaffected thereby.

     SECTION 404.  Conditions to Legal Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 402 or 403 to the Outstanding Debentures:

          (a) with reference to Section 402 or 403, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Debentures (i) cash in an amount, (ii) direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest, if any, at such times and in such amounts as will ensure the availability of cash, (iii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, or
     (iv) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and interest, if any, on all Debentures on each date that such principal or interest, if any, is due and payable;

          (b) in the case of Legal Defeasance under Section 402, the Company has delivered to the Trustee an Opinion of Counsel based on the fact that
     (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Debentures of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance under Section 403, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

          (d) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with.

     SECTION 405.  Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and such money and all money from such U.S. Government Obligations shall be applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money and U.S. Government Obligations has been deposited with the Trustee.

     SECTION 406.  Indemnity for U.S. Government Obligations.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal or interest received in respect of such obligations other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Debentures.

                                 ARTICLE FIVE

                                   REMEDIES

     SECTION 501.  Events of Default.

     "Event of Default" wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) failure for 30 days to pay any interest on the Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (b) failure to pay any principal on the Debentures when due, whether at Maturity, upon redemption, by declaration of acceleration; or

          (c) failure to observe or perform in any material respect any other covenant herein that continues 90 days after written notice to the Company from the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Debentures; or

          (d) entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, at appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (e) (1) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (2) the consent by the Company or to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (3) the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or (4) the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of the property of the Company, or (5) the making by the Company of an assignment for the benefit of creditors.

     Notwithstanding any provision of this Indenture or the Debentures to the contrary, no default or Event of Default shall exist if the Stated Maturity of the Debentures or any Extension Period is extended due to the failure of the Company to receive Regulatory Approval to pay the principal of or any interest on the Debentures or to terminate such Extension Period or both, as the case may be.

     SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default specified in Section 501(d) or (e) occurs or is continuing, then the principal of the Debentures shall become and be due and payable immediately, without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Debentures, (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Debentures, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (2) all Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. Should the Holders of such Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Asset Trust Preferred Securities (or, if Asset Trust Preferred Securities are being held by the Capital Property Trustee, Capital Trust Preferred Securities) then outstanding shall have such right. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
Trustee

     The Company covenants that if

          (a) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and interest, and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504.  Trustee may File Proofs of Claim.

     In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505.  Trustee may Enforce Claims Without Possession of Debentures.

     All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trust without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of any express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

     SECTION 506.  Application of Money Collected.

     Subject to Article Eleven, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, upon presentation of the Debentures and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid;

     FIRST:  To the payment of all amounts due the Trustee under Section 607;
and

     SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable as such Debentures for principal and interest, respectively.

     THIRD:  To the Company, if any balance shall remain.

     SECTION 507.  Limitation on Suits.

     No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal and Interest;
             Capital Trust Preferred Securities Holders' Rights.

     Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Debenture on the Stated Maturity expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     If an Event of Default constituting the failure to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable has occurred and is continuing, then a holder of Asset Trust Preferred Securities may directly institute a proceeding for enforcement of payment to the Asset Trust of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Asset Trust Preferred Securities as such holder on or after the respective due date specified in the Debentures (a "Direct Action"). For so long as the Capital Property Trustee holds any Asset Trust Preferred Securities, if a holder of Asset Trust Preferred Securities fails to enforce payment of the principal of or interest on the Debentures after any holder of the Capital Trust Preferred Securities makes a written request, such holder of the Capital Trust Preferred Securities may on behalf of the holder of the Asset Trust Preferred Securities directly institute a proceeding for enforcement of such payment. The Company may not amend this Section without the prior written consent of the holders of all of the Capital Trust Preferred Securities. Notwithstanding any payment made to the Asset Trust by the Company in connection with such a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Debentures held by Asset Trust or the Asset Property Trustee and the Company shall be subrogated to the rights of the holders of such Asset Trust Preferred Securities with respect to payments on the Asset Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. A holder of Asset Trust Preferred Securities or Capital Trust Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures.

     SECTION 509.   Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510.   Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511.   Delay or Omission not Waiver.

     No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512.   Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 513.   Waiver of Past Defaults.

     Subject to Sections 902 and 1008 hereof, the Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default

          (a) in the payment of the principal of or interest on any Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee); or

          (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected;

provided, however, that such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Capital Trust Preferred Securities (or, if Asset Trust Preferred Securities have been distributed to holders of the Capital Trust Preferred Securities in connection with a Capital Special Event, Asset Trust Preferred Securities) shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each of the Outstanding Debentures is required, such waiver shall not be effective until each holder of the Capital Trust Preferred Securities (or, if Asset Trust Preferred Securities have been distributed to holders of the Capital Trust Preferred Securities in connection with a Capital Special Event, Asset Trust Preferred Securities) shall have consented to such waiver.

     Upon any such waiver, such default shall cease to exist, effective as of the date specified in such waiver (and effective retroactively to the date of default, if so specified) and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 514.   Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including attorneys' fees and expenses reasonably incurred, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest on any Debenture.

     SECTION 515.   Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                    TRUSTEE

     SECTION 601.   Certain Duties and Responsibilities.

     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 602.   Notice of Defaults.

     The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that except in the case of a default in the payment of the principal of or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Debentures; provided, further, that in the case of any default of the character specified in Section 501(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. For purposes of this Section, the Trustee shall not be deemed to have knowledge of a default unless a Responsible Officer of the Trustee has actual knowledge of such default or has received written notice of such default in the manner contemplated by Section 105.

     SECTION 603.   Certain Rights of Trustee.

     Subject to the provisions of Section 601:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its choice (and such counsel may be counsel to the Company or any of its Affiliates and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted;

          (i) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (j) the Trustee shall not be deemed to have notice of any default or Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless a written notice of any event which is in fact such a default is received by the Trustee at its Corporate Trust Office, and such notice references the Debentures and this Indenture; and

          (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and to each agent, custodian or other Person employed to act hereunder.

     SECTION 604.   Not Responsible for Recitals or Issuance of Debentures.

     The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures, the Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

     SECTION 605.   Trustee and Other Agents may Hold Debentures.

     The Trustee, any Paying Agent, any Security Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent. Money held by the Trustee in trust hereunder shall not be invested by the Trustee pending distribution thereof to the holders of the Debentures.

     SECTION 606.   Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 607.   Compensation; Reimbursement; and Indemnity.

     The Company, as issuer of the Debentures, agrees

          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or wilful misconduct; and

          (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income, revenues or gross receipts of the Trustee) incurred without negligence or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or the trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Debentures upon all property and lands held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premiums, if any, on) or interest on particular Debentures.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(d) or Section 501(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture.

     SECTION 608.   Disqualification; Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     SECTION 609.   Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 610.   Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 512, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the Retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the

     Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 611.   Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 612.   Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not made available for delivery, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and make available for delivery the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

     SECTION 613.   Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or becomes a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701.   Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not later than June 30 and December 31 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders to the extent the Company has knowledge thereof as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

     SECTION 702.   Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701, and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     SECTION 703.   Reports by Trustee.

          (a) The Trustee shall transmit to Holders as of May 15 of each year (commencing in the year following the issuance of the Debentures) such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange and of any delisting thereof.

     SECTION 704.   Reports by Company.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 801.   Company May Consolidate, etc., only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (a) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any additional interest) on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

          (c) for so long as Debentures registered on the Securities Register in the name of Asset Trust (or the Asset Property Trustee) are outstanding, such consolidation, merger, conveyance, transfer or lease is permitted under the Asset Declaration and does not give rise to any breach or violation of the Asset Declaration or the Asset Trust Preferred Guarantee;

          (d) any such lease shall provide that it will remain in effect so long as any Debentures are Outstanding; and

          (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 601, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 801.

     SECTION 802.  Successor Person Substituted.

     Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and, in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Debentures and may be dissolved and liquidated.

     Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall make available for delivery any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Debentures which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

     SECTION 901.  Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (c) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (c) shall not adversely affect the interests of the Holders of the Debentures or, so long as any of the Asset Trust Preferred Securities (and, if Asset Trust Preferred Securities are held by the Capital Property Trustee, the Capital Trust Preferred Securities) shall remain outstanding, the holders of the Asset Trust Preferred Securities; or

          (d) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     SECTION 902.  Supplemental Indentures With Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

          (a) change the Stated Maturity of, the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or extend the time of payment of interest thereon (except such extension as is contemplated hereby), or change the place of payment where, or the coin or currency in which, any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date), or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders,

          (b) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (c)  modify any of the provisions of this Section, Section 513 or
     Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; provided, that, so long as any of the Asset Trust

     Preferred Securities (and, if Asset Trust Preferred Securities are held by the Capital Property Trustee, the Capital Trust Preferred Securities) remains outstanding, no such amendment shall be made that adversely affects the holders of the Asset Trust Preferred Securities (and, if Asset Trust Preferred Securities are held by the Capital Property Trustee, holders of the Capital Trust Preferred Securities), and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the outstanding Asset Trust Preferred Securities (and, if Asset Trust Preferred Securities are held by the Capital Property Trustee, the Capital Trust Preferred Securities) unless and until the principal of and any premium on the Debentures and all accrued and unpaid interest thereon have been paid in full.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903.  Execution of Supplemental Indentures.

     In executing, or accepting the additional trust created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904.  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905.  Conformity With Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     SECTION 906.  Reference in Debentures to Supplemental Indentures.

     Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for Outstanding Debentures.

                                  ARTICLE TEN

                                   COVENANTS

     SECTION 1001.   Payment of Principal and Interest.

     The Company will duly and punctually pay the principal of and interest on the Debentures in accordance with the terms of the Debentures and this Indenture and comply with all other terms and conditions and agreements contained herein. The Company shall use its commercially reasonable best efforts to obtain the Regulatory Approvals required by the terms of this Indenture and the Debentures for the termination of any Extension Period and the payment of the principal of and accrued but unpaid interest on the Debentures at the Stated Maturity of the principal thereof until, in each case, such Regulatory Approval is obtained.

     SECTION 1002.   Maintenance of Office or Agency.

     The Company will maintain in The City of New York an office or agency where Debentures may be presented or surrendered for registration of transfer or exchange, where Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies in the United States where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 1003.   Money for Debenture Payments to be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on, or at the option of the Company, before each due date of the principal of or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. In such case the Company shall not invest the amount so segregated and held in trust pending the distribution thereof.

     Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and

(unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act; provided, however, that any such deposit on a due date shall be initiated prior to 10:00 a.m. (New York time) in same-day funds.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Debentures) in the making of any payment in respect of the Debentures, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in the trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Payment Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal or interest that has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

     SECTION 1004.   Statements by Officers as to Default.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

     SECTION 1005.   Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders and, while any Asset Trust Preferred Securities are outstanding, the holders of the Asset Trust Preferred Securities or, if the Asset Trust Preferred Securities are being held by the Capital Property Trustee, holders of the Capital Trust Preferred Securities).

     SECTION 1006.   Maintenance of Properties.

     The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 1007.   Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary that comprise more than 10% of the assets of the Company and its Subsidiaries, taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1008.   Waiver of Certain Covenants.

     Except as otherwise specified or as contemplated by Section 301 for Debentures, the Company may, with respect to the Debentures, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 901(b) for the benefit of the Holders if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     SECTION 1009. Payment of Capital Trust's and Asset Trust's Costs and Expenses and Taxes.

     Since a principal purpose of Capital Trust and Asset Trust is to facilitate an investment in the Debentures, the Company, as borrower, hereby covenants as follows: At any time while the Capital Property Trustee is the holder of any Asset Trust Preferred Securities, the Company shall pay all debts and obligations (other than with respect to the Capital Trust Preferred Securities and Capital Trust Common Securities) and all costs and expenses of Capital Trust (including, but not limited to, all costs and expenses relating to the organization of Capital Trust, the fees and expenses of the trustees and administrators and all costs and expenses relating to the operation of Capital Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on Capital Trust by the United States, or any other taxing authority, so that the net amounts received and retained by Capital Trust and the Capital Property Trustee after paying such expenses will be equal to the amounts Capital Trust and the Capital Property Trustee would have received had no such costs or expenses been incurred by or imposed on Capital Trust.

     In addition, during any period the Asset Property Trustee is the holder of any Debentures, the Company shall pay all debts and obligations (other than with respect to the Asset Trust Preferred Securities and Asset Trust Common Securities) and all costs and expenses of Asset Trust (including, but not limited to, all costs and expenses relating to the organization of Asset Trust, the fees and expenses of the trustees and administrators and all costs and expenses relating to the operation of Asset Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on Asset Trust by the United States, or any other taxing authority, so that the net amounts received and retained by Asset Trust and the Asset Property Trustee after paying such expenses will be equal to the amounts Asset Trust and the Asset Property Trustee would have received had no such costs or expenses been incurred by or imposed on Asset Trust.

     The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust, the Partnership or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

     SECTION 1010.   Restrictions on Payments and Distributions.

     If at any time (x) there shall have occurred an Event of Default, or (y) there shall have occurred any event of which the Company has actual knowledge that (I) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (II) in respect of which the Company shall not have taken reasonable steps to cure, or (z) the Company shall have given, or shall have been deemed to have given, notice of its election of an Extension Period as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, then unless or until, since the end of any such Extension Period and the curing or waiving of any such Event of Default or event, the Company has paid all Deferred

Interest for any Extension Period and interest on the Debentures in full on four consecutive Interest Payment Dates, the Company will not, and will not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or comparable equity interest or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest and right of payment to the Debentures or make any guarantee payments with respect to any guarantee which ranks pari passu with or junior in interest and right of payment to the Debentures (other than (a) any declaration or payment of a dividend or distribution on, or any payment of principal, premium, if any, or interest on any guarantee, debt security or instrument of the Company ranking pari passu with the Debentures that is made on a pro rated basis with all other such guarantees, debt securities and instruments, including the Capital Trust Guarantee and the Asset Trust Preferred Guarantee, (b) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (c) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(e) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (f) any dividend in the form of stock, warrants, options or other rights where the exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

                                ARTICLE ELEVEN

                          SUBORDINATION OF SECURITIES

     SECTION 1101.   Debentures Subordinate to Indebtedness.

     The Company covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article Four), the payment of the principal of and interest on each and all of the Debentures are hereby expressly made:

          (a) subordinate and subject in right of payment to the prior payment in full in cash of all Indebtedness;

          (b) pari passu with every obligation under guarantees and indebtedness issued by the Company in connection with its Outstanding Trust Preferred Securities Issuances; and

          (c) pari passu with or senior to any other instrument or agreement of the Company which is stated to rank pari passu with or junior to, as the case may be, the Debentures.

     The provisions of this Article Eleven are made for the benefit of the holders of Indebtedness and such other senior instruments and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Such holders need not prove reliance on the subordination provisions hereof.

     SECTION 1102.  Default on Indebtedness.

     No payment on account of principal or interest on the Securities shall be made by the Company unless full payment of amounts then due for principal (and premium, if any), sinking funds, and interest on all Indebtedness of the Company has been made or duly provided for in money or money's worth in accordance with its terms. No payment on account of principal or interest on the Securities shall be made by the Company if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to any Indebtedness of the Company or in any instrument under which the same is outstanding, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, or an event which, with the giving of notice or the passage of time or both, would constitute such event of default, and such event of default shall not have been cured or waived.

     SECTION 1103.  Prior Payment of Indebtedness Upon Acceleration of
Debentures.

     In the event that the Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of the Indebtedness outstanding at the time such Debentures so become due and payable shall be entitled to receive payment in full of all amounts then due on or in respect of such Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Indebtedness, before the Holders of the Debentures are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities, by the Company on account of the principal of or interest on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary.

     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the preceding paragraph of this Section 1103, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Indebtedness.

     SECTION 1104.   Liquidation; Dissolution; Bankruptcy.

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due upon all Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Indebtedness, whether or not such interest is an allowable claim in any such proceeding) shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of substantially all of the assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article Eleven, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Indebtedness (pro rata to such holders on the basis of the respective amounts of Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Indebtedness in full (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Indebtedness, whether or not such interest is in an allowable claim in any such proceeding) or to provide for such payment in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Indebtedness, before any payment or distribution is made to the Holders of Debentures or to the Trustee or the Property Trustee on behalf of the Holders of Trust Preferred Securities.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Debentures before all Indebtedness is paid in full (including interest after commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Indebtedness, whether or not such interest is an allowable claim in any such proceeding), or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Indebtedness remaining unpaid to the extent necessary to pay all Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Indebtedness.

     Any holder of Indebtedness may file any proof of claim or similar instrument on behalf of the Trustee and the Holders if such instrument has not been filed by the date which is 30 days prior to the date specified for filing thereof.

     For purposes of this Article Eleven, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Eleven with respect to the Debentures to the payment of all Indebtedness that may at the time be outstanding, provided, however, that (i) the Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 1104 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight hereof. Nothing in Section 1103 or in this Section 1104 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

     SECTION 1105.   Subrogation.

     Subject to the payment in full of all Indebtedness to the extent provided in Sections 1103 and 1104, the rights of the Holders of the Debentures shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is not superior in right of payment to the Securities and ranks pari passu with the Securities and is entitled to like rights of subrogation) to the rights of the holders of Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Eleven, shall, as between the Company, its creditors other than holders of Indebtedness, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Indebtedness. It is understood that the provisions of this Article Eleven are and are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of the Indebtedness on the other hand.

     Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of the Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any

Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of Section 601, and the Holders of the Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

     SECTION 1106.   Trustee to Effectuate Subordination.

     Each Holder of a Debenture by acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

     SECTION 1107.   Notice by the Company.

     The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Eleven. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Eleven, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 1107 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

     The Trustee, subject to the provisions of Section 601, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of

Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 1108.   Rights of the Trustee; Holders of Indebtedness.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Eleven in respect of any Indebtedness at any time held by it, to the same extent as any other holder of Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

     With respect to the holders of Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Indebtedness and, subject to the provisions of
Section 601, the Trustee shall not be liable to any holder of Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person money or assets to which any holder of Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

     SECTION 1109.   Subordination May Not Be Impaired.

     No right of any present or future holder of any Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Indebtedness or otherwise amend or supplement in any manner Indebtedness or any instrument evidencing the same or any agreement under which Indebtedness is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Indebtedness; (iii) release any Person liable in any manner for the collection of Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                ARTICLE TWELVE

                            REDEMPTION OF SECURITIES

     SECTION 1201.   Optional Redemption; Conditions to Optional Redemption.

     At any time on or after July 15, 2009, the Company may, subject to the last paragraph of Section 307 and to its obtaining Regulatory Approval to do so, redeem the Debentures, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Debentures to be redeemed plus any accrued but unpaid interest (including any Additional Interest) to the Redemption Date.

     If, at any time, a Debenture Special Event shall occur and be continuing, the Company may, within 90 days following the occurrence of such Debenture Special Event elect to either (i), subject to obtaining Regulatory Approval to do so, redeem the Debentures in whole, but not in part, upon not less than 30 nor more than 60 days notice, at a Redemption Price equal to 100% of the principal amount of Debentures to be redeemed plus any accrued but unpaid interest (including any Additional Interest) to the Redemption Date; provided, however, that if at the time there is available to the Company opportunity to eliminate, within such 90-day period, the Debenture Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on Capital Trust, Asset Trust, the Company or the holders of the Capital Trust Securities or Asset Trust Preferred Securities and will involve no material cost, the Company will pursue such measure in lieu of redemption or (ii) cause the Debentures to remain outstanding; provided, that in the case of this clause (ii), the Company shall pay any and all expenses incurred by or payable by Capital Trust and Asset Trust attributable to the Debenture Special Event.

     The Company shall not redeem the Debentures in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Debentures outstanding for all quarterly interest periods terminating on or prior to the Redemption Date.

     SECTION 1202.   Applicability of Article.

     Redemption of Debentures at the election of the Company, as permitted by
Section 1201, shall be made in accordance with such provision and this Article.

     SECTION 1203.   Election to Redeem; Notice to Trustee.

     The election of the Company to redeem Debentures pursuant to Section 1201 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days and no more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of

Debentures to be redeemed and provide a copy of the notice of redemption given to Holders of Debentures to be redeemed pursuant to Section 1205.

     SECTION 1204.   Selection by Trustee of Debentures to be Redeemed.

     If less than all the Debentures are to be redeemed (unless such redemption affects only a single Debenture), the particular Debentures to be redeemed shall be selected by lot (or such other method of selection as the Trustee may customarily employ) not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption as aforesaid and, in case of any Debentures selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

     The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Debenture, whether such Debenture is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debenture.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

     SECTION 1205.   Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 (provided that the Trustee shall itself have received notice not less than 45 days prior to the Redemption Date) nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall identify the Debentures to be redeemed (including CUSIP number) and shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (4) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1206.   Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest (including any Additional Interest) on, all the Debentures which are to be redeemed on that date; provided, however, that any such deposit on a Redemption Date shall be initiated prior to 10:00 a.m. (New York time) in same-day funds.

     SECTION 1207.   Debentures Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest (including any Additional Interest)) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption due to the Company not depositing the Redemption Price, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

     SECTION 1208.   Debentures Redeemed in Part.

     Any Debenture which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder therefor or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                    FIRST MARYLAND BANCORP


                                    By: /s/ ROBERT F. RAY
                                       ----------------------------
                                       Name:
                                       Title: Senior Vice President



                                    THE BANK OF NEW YORK,
                                       as Trustee


                                    By: /s/ MARYBETH LEWICKI
                                       ----------------------------
                                       Name:
                                       Title: Vice President

                                                                       EXHIBIT A

                     [INSERT RESTRICTED SECURITIES LEGEND]

                             FIRST MARYLAND BANCORP


    Floating Rate Junior Subordinated Debenture due July 15, 2029, Series __


  $                                                                    No. _____


     FIRST MARYLAND BANCORP, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Asset Property Trustee on behalf of First Maryland Preferred Asset Trust, or its
registered assigns, the principal sum of                        ($            )
on July 15, 2029, and to pay interest on said principal sum from July 13, 1999 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the fifteenth day of January, April, July and October of each year, commencing October 15, 1999, at a variable per annum rate equal to LIBOR (as defined in the Indenture) plus 1.43% until the principal hereof shall have become due and payable (plus Additional Interest, if any), and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable for any period will be computed based on a year of 360 days and the actual number of days elapsed. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the City of New York or The City of Baltimore, Maryland are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, the principal office of the Capital Property Trustee (but only if the Asset Trust Preferred Securities are held by the Capital Property Trustee) or the principal corporate trust office of the Asset Property Trustee, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Debentures (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the first day of the month of such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Debentures for one or more Predecessor Debentures is registered at the close of business on a

Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The Company shall have the right at any time during the term of this Debenture, from time to time, to defer payment of interest on the Debenture (an "Extension Period"), provided that no Extension Period may be terminated without any required Regulatory Approval or extend past the Maturity of this Debenture. There may be multiple Extension Periods of varying lengths during the term of this Debenture. At the end of each Extension Period, if any, the Company shall pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly at the rate specified on this Debenture to the extent permitted by applicable law. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that no Extension Period may exceed 20 quarterly periods (unless the Company has not required Regulatory Approvals to terminate such Extension Period) or extend beyond the Stated Maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. If the Company is unable to terminate an Extension Period due to the failure to obtain Regulatory Approval, such Extension Period shall terminate on the first Interest Payment Date following the date, if any, on which Regulatory Approval for such termination has been obtained.

     The Company shall give the Trustee notice of its election of such Extension Period at least one Business Day prior to the record date for the related interest payment. Notwithstanding the Company's failure to give such notice for any period, the failure to pay any interest payment in full on any Interest Payment Date will be deemed an election by the Company to defer the interest payment due on that Interest Payment Date.

     If at any time (x) there shall have occurred an Event of Default, (y) there shall have occurred any event of which the Company has actual knowledge that (I) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (II) in respect of which the Company shall not have taken reasonable steps to cure, or (z) the Company shall have given, or shall have been deemed to have given, notice of its election of an Extension Period as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, then unless or until, since the end of any such Extension Period and the curing or waiving of any such Event of Default or event, the Company has paid all Deferred Interest for any Extension Period and interest on the Debentures in full on four consecutive Interest Payment Dates, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest and right of payment to the Debentures or make any guarantee payments with respect to any guarantee which ranks pari passu or junior in interest and right of payment to the Debentures (other than (a) any declaration or payment of a dividend or distribution on, or any payment of principal, premium, if any, or interest on any guarantee, debt security or instrument of the Company ranking pari passu with the Debentures that is made on a pro rated basis with all other such guarantees, debt securities and instruments, including the Capital Trust Guarantee and the Asset Trust Preferred Guarantee, (b) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (c) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(e) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (f) any dividend in the form of stock, warrants, options or other rights where the exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

     Payment of the principal of and interest on this Debenture will be made at the office or agency of the Paying Agent maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days prior to the relevant record date by the Person entitled thereto as specified in the Security Register.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, First Maryland Bancorp has caused this instrument to be duly executed.

                                    FIRST MARYLAND BANCORP


                                    By:__________________________
                                       Name:
                                       Title:


     This is one of the Debentures referred to in the within-mentioned
Indenture.

Dated: ________, __

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By:__________________________
                              Authorized Signatory

                         [Form of Reverse of Debenture]

     This Debenture is one of a duly authorized issue of Debentures of First Maryland Bancorp (the "Company"), designated as its Floating Rate Junior Subordinated Debentures due 2029, Series __ (herein called the "Debentures"), issued under an Indenture, dated as of July 13, 1999 (herein called the "Indenture"), between the Company and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     At any time on or after July 15, 2009, the Company may, subject to the last paragraph of Section 307 of the Indenture and to its obtaining Regulatory Approval to do so, redeem the Debentures, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Debentures to be redeemed plus any accrued but unpaid interest (including any Additional Interest) to the Redemption Date.

     If, at any time, a Debenture Special Event shall occur and be continuing, the Company may, within 90 days following the occurrence of such Debenture Special Event elect to either (i) subject to obtaining Regulatory Approval to do so, redeem the Debentures in whole, but not in part, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount of Debentures to be redeemed plus any accrued but unpaid interest (including any Additional Interest) to the Redemption Date; provided, however, that if at the time there is available to the Company opportunity to eliminate, within such 90-day period, the Debenture Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on Capital Trust, Asset Trust, the Company or the holders of the Capital Trust Securities or the Asset Trust Preferred Securities and will involve no material cost, the Company will pursue such measure in lieu of redemption or (ii) cause the Debentures to remain outstanding; provided, that in the case of this clause (ii), the Company shall pay any and all expenses incurred by or payable by Capital Trust and Asset Trust attributable to the Debenture Special Event.

     The Company shall not redeem the Debentures in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Debentures outstanding for all quarterly interest periods terminating on or prior to the Redemption Date.

     Any redemption will be made upon not less than 30 nor more than 60 days' notice. If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed by lot (or such other method of selection as the Trustee may customarily employ). In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for satisfaction and discharge or legal defeasance of the entire indebtedness of this Debenture and for the defeasance of certain covenants under the Indenture at any time upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Outstanding Debentures affected by such modification, to modify the Indenture in a manner affecting the rights of the Holders of the Debentures; provided that so such modification may, without the consent of the Holder of each Outstanding Debenture affected thereby, (i) except to the extent permitted and subject to the conditions set forth in the Indenture with respect to the extension of the Maturity of the Debenture, change the maturity of, the principal of, or any installment of interest on, the Debenture or reduce the principal amount thereof, or the rate of payment of interest thereon, or change the place of payment where, or the coin or currency in which, this Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of such payment on or after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders, (ii) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for such supplemental Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture, or
(iii) modify any of the provisions of Section 513, Section 902 or Section 1008 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, provided that, so long as any of the Asset Trust Preferred Securities (or, if Asset Trust Preferred Securities are being held by the Capital Property Trustee, Capital Trust Preferred Securities) remains outstanding, no such amendment shall be made that adversely affects the holders of the Asset Trust Preferred Securities, (or, if Asset Trust Preferred Securities are being held by the Capital Property Trustee, Capital Trust Preferred Securities) and no termination of the Indenture shall occur, and no waiver of an Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the outstanding Asset Trust Preferred Securities (or, if Asset Trust Preferred Securities are being held by the Capital Property Trustee, Capital Trust Preferred Securities) unless and until the principal of and any premium on the Debentures and all accrued and unpaid interest thereon have been paid in full.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     THE DEBENTURES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     In connection with any transfer of this Debenture occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Debenture (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Debenture (or any predecessor thereto) (the "Resale Restriction Termination Date"), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [CHECK ONE]

(1)             to the Company or a subsidiary thereof; or

(2)             pursuant to and in compliance with Rule 144A under the Securities Act of
                1933, as amended; or

(3)             to an institutional "accredited investor" (as defined in Rule 501(a)(1),
                (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee);
                or

(4)             outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)             pursuant to the exemption from registration provided by Rule 144 under the
                Securities Act of 1933, as amended; or

(6)             pursuant to an effective registration statement under the Securities Act of
                1933, as amended; or

(7)             pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Debentures, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Debenture in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Dated:_______________                       Signed:________________________
                                                   Sign exactly as name appears
                                                   on the other side of this
                                                   Debenture


Signature Guarantee:__________________________


     TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________                        _______________________________
                                            NOTICE: To be executed by an
                                                    executive officer